Exhibit 99.1

FOR IMMEDIATE RELEASE	News Release

For more information, please contact:
Media Contact Ry Schwark 503.685.1660 ry_schwark@mentor.com	Joele Frank, Wilkinson Brimmer Katcher Joele Frank / Andy Brimmer / Tim Lynch 212.355.4449	Investor Contact Joe Reinhart 503.685.1462 joe_reinhart@mentor.com

Mentor Graphics Adopts Shareholder Rights Plan

WILSONVILLE, Ore., June 24, 2010 – Mentor Graphics Corporation (NASDAQ: MENT) today announced that its Board of Directors has adopted a Shareholder Rights Plan in which one incentive stock purchase right will be distributed for each share of common stock held by shareholders of record as of the close of business on July 6, 2010 (the “Rights”).

The Rights are intended to enable the Board of Directors to protect the Company and to allow all of the Company’s shareholders to realize the long-term value of their investment in the Company. The issuance of the Rights is not intended to prevent a sale of control of the Company that is determined by the Board of Directors to be fair, advisable and in the best interests of all the Mentor Graphics shareholders. The Rights Plan provides that, unless redeemed earlier by the Company, the Rights will expire on December 31, 2011.

The Rights will be exercisable if a person or group, or any other person with whom they are acting in concert, without the approval of Mentor Graphics’ Board, acquires 15% or more of Mentor Graphics’ common stock or announces a tender offer for 15% or more of Mentor Graphics’ common stock. Under the Rights Plan, synthetic ownership of Mentor Graphics’ common stock in the form of derivative securities1 counts towards the 15% ownership threshold, if the investor or group physically owns 5% or more of the common stock.

[1]	As defined and interpreted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

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8005 S.W. Boeckman Road — Wilsonville, OR 97070-7777 — 503-685-7000 — www.mentor.com

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The Rights also will be exercisable if a person or group that already owns 15% or more of Mentor Graphics’ common stock, without Board approval, acquires any additional shares (other than pursuant to a dividend or distribution paid or made by the Company or pursuant to a stock split or subdivision). The Company’s existing stockholders, if any, that beneficially own in excess of 15% of the common stock will be “grandfathered in.”

If the Rights become exercisable, all Rights holders (other than the person or group triggering the Rights) will be entitled to purchase Mentor Graphics’ common stock at a 50% discount. Rights held by the person or group triggering the Rights will become void and will not be exercisable.

The distribution of the Rights is not taxable to shareholders. The Rights will trade with Mentor Graphics’ common stock and Mentor Graphics’ Board may terminate the Rights Plan or redeem the Rights prior to the time the Rights are triggered. Further details about the Rights Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by the Company.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

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8005 S.W. Boeckman Road — Wilsonville, OR 97070-7777 — 503-685-7000 — www.mentor.com

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Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s results of operation and long-term strategy. Investors are cautioned that these forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties discussed in Company filings with the Securities and Exchange Commission, which could cause the Company’s actual results to differ materially from expected results. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

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8005 S.W. Boeckman Road — Wilsonville, OR 97070-7777 — 503-685-7000 — www.mentor.com